UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2019

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	BDC	New York Stock Exchange
Depositary Shares, each representing a 1/100th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock	BDC.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 3, 2019, Belden Inc. (the “Company”) announced that its Board of Directors had appointed Roel Vestjens to the newly created position of Chief Operating Officer, effective immediately. The press release distributed by the Company is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.02. Mr. Vestjens, 44, will continue to serve at the Company’s Executive Vice President, Industrial Solutions, in addition to Chief Operating Officer. In the expanded role, Mr. Vestjens’ annual base salary has been increased to $525,000, but all of the other conditions of his employment remain unchanged, as reflected in the Executive Employment Agreement referenced as a material contract in the Company’s most recently filed Form 10-K and as described in the Company’s most recently filed proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Company news release dated July 3, 2019, titled “Belden Promotes Roel Vestjens to Chief Operating Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: July 3, 2019	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General Counsel and Corporate Secretary